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                                                                       EXHIBIT 5


                              _______________, 2001



ShowCase Corporation
4115 Highway 52 North
Suite 300
Rochester, Minnesota  55901-0144


         Re: Registration Statement on Form S-4 relating to Common Stock par value $0.01 per share


Ladies and Gentlemen:

         We are counsel for SPSS Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-4 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company to be issued in connection with the proposed merger of ShowCase Corporation, a Minnesota corporation ("ShowCase") with the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of November 6, 2000, between the Company, SPSS Acquisition Sub Corp. and ShowCase (the "Merger Agreement").

         In rendering the opinions expressed below, we have examined and relied upon, among other things, (i) the Merger Agreement, (ii) the Company's Certificate of Incorporation, incorporated by reference as an exhibit to the Registration Statement, (iii) the Company's By-laws, incorporated by reference as an exhibit to the Registration Statement and (iv) originals or copies, certified or otherwise identified to our satisfaction, of such certificates, corporate, public or other records, and other documents as we have deemed appropriate for the purpose of rendering this opinion letter. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents and instruments of all documents and instruments submitted to us as copies or specimens, and the authenticity of the originals of such documents and instruments submitted to us as copies or specimens. We have also made such investigations of law as we have deemed appropriate.

         In rendering this opinion we have assumed that prior to the issuance of any of the Shares (i) the Registration Statement, as then amended, will have become effective under the Securities Act, (ii) the common stockholders of ShowCase will have approved and adopted the Merger Agreement and the merger,
(iii) the common stockholders of SPSS will have approved Merger Agreement and the issuance of shares of SPSS common stock as contemplated by the Merger

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Agreement, and (iv) the transactions contemplated by the Merger Agreement are consummated in accordance with the Merger Agreement.

         On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and the Shares, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

         We are members of the Bar of the State of Illinois and the foregoing opinion is limited to the laws of the State of Illinois, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to Ross & Hardies in the joint proxy statement/prospectus constituting a part of the Registration Statement under the caption "Legal Matters," without admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.



                                            Very truly yours,


                                            ------------------------------------
                                            ROSS & HARDIES



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